EXHIBIT 10.8

SUNCOKE ENERGY, INC.

THIRD AMENDMENT
TO THE
SAVINGS RESTORATION PLAN

WHEREAS, SunCoke Energy, Inc. (the “Company”) maintains the SunCoke Energy, Inc. Savings Restoration Plan (the “Plan”); and

WHEREAS, the Company now deems it advisable and in the best interests of the Company to amend the Plan to suspend the crediting of Matching Employer Contributions and Safe Harbor Employer Contributions under the Plan, effective as of January 1, 2016.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended, effective as of January 1, 2016, as follows:

1.    Section 2A of the Plan is amended to read as follows:

A.    Matching Employer Contributions. For each calendar year prior to January 1, 2016, a participant’s participating employer shall maintain, or cause to be maintained, a book account for such participant who has met the eligibility requirement of the SunCoke Plan to which the participating employer shall credit an amount equal to 100% of the first 5% of Eligible Compensation that the participant contributes to the Plan as Participant Contributions during a calendar year, allocated by pay period or payment date (“Matching Employer Contributions”). Matching Employer Contributions shall be credited to participants’ book accounts for each payroll period for which the related Participant Contributions are credited to participants’ book accounts. Effective as of January 1, 2016, no Matching Employer Contributions shall be credited to any participant’s book account for any payroll period beginning on or after January 1, 2016.

2.    Section 2B of the Plan is amended to read as follows:

B.    Safe Harbor Employer Contributions. For each calendar year prior to January 1, 2016, a participant’s participating employer shall maintain, or cause to be maintained, a book account for such participant who has met the eligibility requirement of the SunCoke Plan to which, in respect of each calendar year, the participating employer shall credit an amount equal to 3% of the participant’s Eligible Compensation for the calendar year with respect to which the participant makes Participant Contributions to the Plan for the calendar year (“Safe Harbor Employer Contributions”). Safe Harbor Employer Contributions shall be credited to participants’ book accounts each payroll period. Effective as of January 1, 2016, no Safe Harbor Employer Contributions shall be made with respect to any participant’s Eligible Compensation earned on or after January 1, 2016.